Exhibit 10.49

                            FIRST AMENDMENT TO LEASE
                            ------------------------

      THIS FIRST AMENDMENT TO LEASE (this "Amendment") is dated for reference purposes only as of October 31, 2005, by and between CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Landlord"), and YDI WIRELESS, INC., a Delaware corporation ("Tenant").

                                    RECITALS

      A. Pursuant to that certain Lease dated as of May 10, 2005 (the "Existing Lease"), by and between Landlord and Proxim Corporation, a Delaware corporation ("Proxim"), Proxim leased from Landlord certain premises (the "Existing Premises") containing approximately 74,979 rentable square feet, located on a portion of the first floor and the entirety of the second floor of the building located at 2115 O'Nel Drive, San Jose, California (the "Building").

      B. On July 27, 2005, Tenant acquired substantially all of the assets of Proxim Corporation and, as of that date, agrees to be bound by and perform, as a direct obligation of Tenant to Landlord, each and all of the obligations, terms, covenants and agreements of the "Tenant" under the Lease.

      C. Landlord and Tenant desire to amend the Existing Lease to (i) add to the Existing Premises the remainder of the first floor of the Building, which consists of approximately 19,985 rentable square feet (the "Expansion Space"), and is more particularly shown as the single-hatched portion of Exhibit A-1 to the Existing Lease, and (ii) make certain other amendments to the Existing Lease, all subject to, and on the basis of, the terms, covenants and conditions hereinafter set forth. The Existing Lease, as amended by this Amendment, is referred to as the "Lease."

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. Use of Defined Terms; Recitals; Effective Date.
         -----------------------------------------------

            1.1 Definitions; Recitals. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used herein shall have the defined meanings ascribed to them in the Existing Lease. The provisions of the Recitals above are fully incorporated herein by this reference.

            1.2 Effective Date. Unless otherwise specifically provided herein, all provisions of this Amendment shall be effective as of November 1, 2005.

      2. Lease Assignment and Assumption. Effective as of July 27, 2005, Tenant hereby accepts all of Proxim's right, title and interest in and to the Lease, and, from and after that date, assumes and agrees to be bound by and perform, as a direct obligation of Tenant to Landlord, each and all of the obligations, terms, covenants and agreements of the "Tenant" under the Lease.


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

      3. Expansion Space.
         ----------------

            3.1  Commencement   Date.  For  purposes  of  this  Amendment,   the
"Expansion Space Commencement Date" means November 1, 2005.

            3.2 Termination Date. The termination date for the Expansion Space shall be June 30, 2008, which is the Termination Date under the Lease for the Existing Premises.

      4. Amendments to Lease.
         --------------------

            4.1 Premises. Effective as of the Expansion Space Commencement Date, all references in the Lease to the "Premises" shall include the Expansion Space, and Item 2 of the Schedule (set forth on pages i. through iii. of the Lease) (the "Schedule") shall be deleted in its entirety and replaced by the following:

                  "2. Premises: The entirety of the Building located at 2115 O'Nel Drive, San Jose, California."

      4.2 Rentable Square Footage of the Premises. Effective as of the Expansion Space Commencement Date, Item 4 of the Schedule shall be deleted in its entirety and replaced by the following:

                  "4. Rentable Square Footage of the Premises: Approximately 94,874 rentable square feet"

            4.3 Tenant's Proportionate Share. Effective as of the Expansion Space Commencement Date, Item 5 of the Schedule shall be deleted in its entirety and replaced by the following:

                  "5.   Tenant's Proportionate Share: 100%"

            4.4 Parking Stalls. Effective as of the Expansion Space Commencement Date, Item 13 of the Schedule shall be deleted in its entirety and replaced by the following:

                  "13. Parking Stalls: Three hundred sixty-one (361) unassigned stalls"


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

            4.5 Base Rent.
                ----------

                  (a) Base Rent for the Expansion Space shall be payable in consecutive monthly installments, in advance, together with Tenant's payments of Base Rent for the Existing Premises.

                  (b) Effective as of the  Expansion  Space  Commencement  Date,
Item 14 of the Schedule shall be deleted in its entirety and replaced by the following:

                  "14.  Base Rent:

=======================================================================================
                                             EXISTING        EXPANSION
                                             PREMISES          SPACE           TOTAL
                                              MONTHLY         MONTHLY         MONTHLY
                 PERIOD                      BASE RENT       BASE RENT       BASE RENT
---------------------------------------------------------------------------------------
    July 1, 2005 - October 31, 2005          $63,732.15         N/A          $63,732.15
---------------------------------------------------------------------------------------
  November 1, 2005 - November 30, 2005       $63,732.15        $0.00         $63,732.15
---------------------------------------------------------------------------------------
    December 1, 2005 - June 30, 2006         $63,732.15      $16,787.40      $80,519.55
---------------------------------------------------------------------------------------
      July 1, 2006 - June 30, 2007           $67,481.10      $17,986.50      $84,467.60
---------------------------------------------------------------------------------------
      July 1, 2007 - June 30, 2008           $71,230.05      $18,985.75      $90,215.80
=======================================================================================

      5. Condition of Expansion Space.
         -----------------------------

            5.1 As Is; Personal Property. Except for Landlord's Work (as defined below in Section 5.2), Landlord is leasing the Expansion Space to Tenant "as is", without any obligation of Landlord to alter, remodel, improve, repair or decorate any part of the Expansion Space, to perform any other construction or other work of improvement upon the Expansion Space, or to provide Tenant with any construction or refurbishing allowance whatsoever, and without any express or implied representations or warranties of any kind, including, without limitation, any representation or warranty regarding the condition of the Expansion Space or the Building or the suitability of either for the conduct of Tenant's business.

            5.2 Landlord's Work. Promptly following the Expansion Space Commencement Date, Landlord shall provide up to 10 electrical drops in the Expansion Space, re-carpet one conference room and replace all stained ceiling tiles, all to the reasonable satisfaction of Landlord and Tenant ("Landlord's Work"). Tenant hereby acknowledges that Landlord's performance of Landlord's Work may be conducted during normal business hours and may create disruption, noise, dust or temporarily leave debris in the Premises. Landlord shall, however, use commercially reasonable efforts to minimize any interference with the conduct of Tenant's business in the Premises during the performance of Landlord's Work. Tenant hereby agrees that Landlord's Work and Landlord's actions in connection therewith shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Subject


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

to Landlord's obligations under this Section 5.2, Landlord shall have no responsibility, and shall in no way be liable to Tenant, for any direct or indirect injury to or interference with Tenant's business arising from Landlord's Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of personal property or improvements resulting therefrom or Landlord's actions in connection therewith, or for any inconvenience or annoyance occasioned by Landlord's Work or Landlord's actions in connection therewith.

      6. Use. Tenant shall use the Expansion Space only for the purposes set forth in Item 7 of the Schedule. Landlord and Landlord's agents have made no representations or promises with respect to the Expansion Space or this Amendment, except as expressly set forth herein, and Tenant acknowledges and agrees that the Expansion Space is suited for the use intended by Tenant, and is in good and satisfactory condition, subject, however, to completion of Landlord's Work and Landlord's maintenance and repair obligations under the Lease. Tenant represents and warrants to Landlord that prior to executing this Amendment, Tenant made such investigations as it deemed appropriate with respect to the suitability of the Expansion Space for its intended use, and determined that the same is suitable for such intended use.

      7. Tenant's Certification. Tenant hereby certifies to Landlord that, as of the execution and delivery of this Amendment by Tenant to Landlord, there are no existing defenses against the enforcement of any of the obligations of Tenant under the Lease, and Landlord is not in default under the Lease by reason of its failure to perform any obligations thereunder, and there is no circumstance, event, condition or state of facts which, by the passage of time or the giving of notice, or both, could entitle Tenant to any such defenses or constitute or result in such a default.

      8. Real Estate Brokers. Tenant represents and warrants that Tenant has not had any dealings with any broker in connection with the negotiation or execution of this Amendment, and Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all costs (including attorneys' fees), expenses or liability for commissions or other compensation claimed by any broker or agent claiming to have had dealings with Tenant in connection with this Amendment.

      9. Miscellaneous.
         --------------

            9.1 Except as modified by this Amendment, all of the terms, conditions and provisions of the Existing Lease shall remain in full force and effect and are hereby ratified and confirmed.

            9.2 To the extent the terms of the Existing Lease and this Amendment are inconsistent, the terms of this Amendment shall control.

            9.3 The submission of this Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Existing Lease on the terms and conditions contained herein, and this Amendment shall not become effective as an amendment to the Existing Lease unless and until it has been executed and delivered by both Landlord and Tenant.

            9.4 This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Existing Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Lease. Tenant acknowledges that all prior communications from Landlord or its agents are not and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.

      IN WITNESS WHEREOF, the parties have caused this First Amendment to Lease to be executed as of the date first written above.

LANDLORD:

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:  CarrAmerica Realty Corporation,
     a Maryland corporation, its general partner

     By: /s/ Christopher Peatross
         ------------------------
             Christopher Peatross
             Managing Director

Date of Execution: 11/14/05
                   --------

TENANT:

YDI WIRELESS, INC.,
a Delaware corporation

By: /s/ David E. Olson
    ------------------

Name: President
      ---------

Title: David Olson
       -----------
        [chairman, president or vice-president]

By: /s/ Patrick L. Milton
    ---------------------

Name: Pat Milton
      ----------

Title: CFO
       ---
        [secretary, assistant secretary, chief financial officer or assistant treasurer]


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